SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 25, 2007

GEOVAX LABS, INC.
(Exact name of registrant as specified in Charter)

Illinois (State or other jurisdiction of incorporation or organization)	000-52091 (Commission File No.)	87-0455038 (IRS Employee Identification No.)
1256 Briarcliff Road N.E.
Emtech Bio Suite 500
Atlanta, Georgia 30306
(Address of Principal Executive Offices)
(404) 727-0971
(Issuer Telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13(e)-4(c))

     This Form 8-K and other reports filed by GeoVax Labs, Inc. (the “registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the registrant’s management as well as estimates and assumptions made by the registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative if these terms and similar expressions as they relate to the registrant or the registrant’s management identify forward looking statements. Such statements reflect the current view of the registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the registrant’s industry, operations and results of operations and any businesses that may be acquired by the registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
Item 1.01 Entry into a Material Definitive Agreement.
See the discussion under Item 3.02, below, which is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
Subscription Agreement and Warrants
On July 25, 2007, GeoVax Labs, Inc. (“GeoVax”) entered into a binding agreement with an institutional investor (the “Investor”), pursuant to which it agreed, subject to certain customary closing conditions, to sell to the Investor 48,387,097 shares of its common stock for a price of $0.155 per share, or an aggregate of $7,500,000. A definitive Subscription Agreement with the Investor was signed on July 30, 2007. The closing under the Subscription Agreement is expected to occur on or about August 6, 2007 as to 22,580,645 shares, or $3,500,000 (the “First Closing”); and on or about November 5, 2007 as to 25,806,452 shares, or $4,000,000 (the “Second Closing”). The shares to be sold by GeoVax constitute approximately 6.8% of the number of shares of its common stock outstanding on July 31, 2007.
Pursuant to the Subscription Agreement, at the First Closing GeoVax will issue to the Investor a stock purchase warrant to purchase 18,333,333 shares of its common stock at a price of $0.33 per share, and at the Second Closing GeoVax will issue to the Investor a stock purchase warrant to purchase 16,666,667 shares of its common stock at a price per share based on the closing market price of GeoVax’s common stock as of the date immediately preceding the Second Closing. Both of the stock purchase warrants will be exercisable for a period of three years from the date of issuance.
Registration Rights
Under the Subscription Agreement, GeoVax granted the Investor “piggyback” registration rights as to the shares to be issued pursuant to the Subscription Agreement and as to the shares issuable upon exercise of the related warrants. The Investors shall have the right to register such shares under the Securities Act in connection with future underwritten public offerings of shares of GeoVax common stock.
Other
The offer and sale of the shares will not be registered under the Securities Act in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act and Regulation D

promulgated thereunder. The shares sold by GeoVax may not be reoffered or sold in the United States by the holders in the absence of an effective registration statement, or exemption from the registration requirements, under the Securities Act.
A copy of the definitive form of the Subscription Agreement relating to the sale of the shares is filed as Exhibit 10.1 to this report. The summary of matters set forth above is qualified by reference to such exhibit.
On July 31, 2007, GeoVax issued a press release announcing the signing of the Subscription Agreement. A copy of the press release is filed as Exhibit 99.1 to this report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
The following exhibit is filed with this Current Report:
10.1 Subscription Agreement
99.1 Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 31, 2007

GEOVAX LABS, INC.
By:	/s/ Mark W. Reynolds
Mark W. Reynolds
Chief Financial Officer